UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

July 17, 2006

(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12338	63-1097283
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 River Run Drive Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

(205) 970-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Vesta Insurance Group, Inc. (“Vesta”) did not pay the interest due on July 15, 2006 (payable July 17, 2006) relating to its 8-3/4% Senior Debentures due 2025 (the “2025 Debentures”) and its 8.525% Junior Subordinated Deferrable Interest Debentures due 2027 (the “2027 Debentures”). If the failure to pay interest on the 2025 Debentures and the 2027 Debentures continues for a period of 30 days, such failure will result in an Event of Default under the Indenture, dated as of July 19, 1995, between Vesta and SouthTrust Bank of Alabama, National Association, as trustee, and the Supplemental Indenture thereto, also dated as of July 19, 1995, relating to the 2025 Debentures and the Indenture, dated as of January 31, 1997, between Vesta and First Union National Bank of North Carolina, as trustee, relating to the 2027 Debentures.

On July 18, 2006, the Texas Department of Insurance (“TDI”) notified Vesta that it has filed an Application for Order of Liquidation and Request for Expedited Hearing (the “Application”) with the District Court of Travis County, Texas. A hearing is set before the Special Master on July 24, 2006. A copy of the Application and Notice of Hearing is attached hereto as Exhibit 99.1. TDI also notified Vesta that notices will be issued to agents and policyholders directing agents to cease writing new and renewal insurance business and informing policyholders that all policies will be cancelled effective August 23, 2006. A release posted by TDI on its website regarding the notices to be sent to agents and policyholders is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Application for Order of Liquidation and Request for Expedited Hearing and Notice of Hearing.

99.2	Release, dated July 18, 2006, posted by the Texas Department of Insurance.

The information in this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of July 19, 2006.

VESTA INSURANCE GROUP, INC.

By:	/s/ Donald W. Thornton
Its:	Senior Vice President— General Counsel and Secretary